Zumiez Inc. Announces Fiscal 2016 Second Quarter Results

LYNNWOOD, WA -- (Marketwired - September 08, 2016) - Zumiez Inc. (NASDAQ: ZUMZ), a leading lifestyle retailer of apparel, footwear, equipment and accessories, today reported results for the second quarter ended July 30, 2016.

Total net sales for the second quarter ended July 30, 2016 (13 weeks) decreased 0.9% to $178.3 million from $179.8 million in the quarter ended August 1, 2015 (13 weeks). Comparable sales for the thirteen weeks ended July 30, 2016 decreased 4.9% compared to a comparable sales decrease of 4.5% for the thirteen weeks ended August 1, 2015. Net loss for the second quarter of fiscal 2016 was $0.8 million, or $0.03 per diluted share, compared to net income of $3.2 million, or $0.11 per diluted share in the second quarter of the prior fiscal year. The results for fiscal 2015 include costs of approximately $0.4 million, or $0.01 per diluted share, for charges associated with the acquisition of Blue Tomato.

Total net sales for the six months (26 weeks) ended July 30, 2016 decreased 1.7% to $351.2 million from $357.4 million reported for the six months (26 weeks) ended August 1, 2015. Comparable sales decreased 6.2% for the twenty-six weeks ended July 30, 2016 compared to a comparable sales decrease of 0.9% for the twenty-six weeks ended August 1, 2015. Net loss for the first six months of fiscal 2016 was $3.0 million, or $0.12 per diluted share, compared to net income for the first six months of the prior fiscal year of $6.0 million, or $0.21 per diluted share. Results for the first six months of fiscal 2015 include approximately $1.5 million, or $0.04 per diluted share, for charges associated with the acquisition of Blue Tomato.

At July 30, 2016, the Company had cash and current marketable securities of $52.3 million compared to cash and current marketable securities of $80.8 million at August 1, 2015. The decrease in cash and current marketable securities is a result of stock repurchases and capital expenditures, partially offset by cash generated through operations.

Rick Brooks, Chief Executive Officer of Zumiez Inc., stated, "We continue to navigate through the current retail environment with a balanced approach to executing our strategic growth objectives and protecting near-term profitability in the face of challenging consumer demand. While our monthly comparable sales improved as the quarter progressed led by solid gains in our men's category, our overall business continues to underperform versus our long-term expectations. Therefore, we continue to manage our expense structure to better align with current trends, which is what allowed us to exceed our bottom line guidance for the quarter. We are confident that we are making the right decisions that will allow us to best serve our customers and expand our global market share while delivering sustained growth and increased shareholder value well into the future."

Zumiez is also pleased to announce that on August 31, 2016, we acquired 100% of the outstanding stock of Fast Times Skateboarding ("Fast Times") for $6.9 million consisting of $5.5 million in cash and $1.4 million in shares of common stock subject to certain pre-closing and post-closing adjustments. Founded in 2008, Fast Times is an Australian specialty retailer of skateboards, hardware, apparel and footwear and currently operates 5 stores and a website at www.fasttimes.com.au. Rick Brooks, Chief Executive Officer of Zumiez, added, "Fast Times is an important component of the Zumiez global retail network and joins our existing operations in the United States, Canada, and Europe. Our intent is to help the Fast Times team grow their operations across Australia leveraging our proven skills in profitably scaling culture and brand. We are all excited about the opportunity and about having a proven local Australian team to lead the way." Andrew Tebb, one of the co-founders and the General Manager of Fast Times, stated, "We are very excited to be partnering with Zumiez and believe that we have found the right team to help us grow in the Australian marketplace and beyond." Fast Times will continue to operate under the Fast Times name and be headquartered in Melbourne, Australia.

August 2016 Sales

Total net sales for the four-week period ended August 27, 2016 increased 2.6% to $89.5 million, compared to $87.3 million for the four-week period ended August 29, 2015. The Company's comparable sales decreased 1.1% for the four-week period ended August 27, 2016 compared to a comparable sales decrease of 10.7% for the four-week period ended August 29, 2015.

Fiscal 2016 Third Quarter Outlook

The Company is introducing guidance for the three months ending October 29, 2016. Net sales are projected to be in the range of $209 to $213 million resulting in net income per diluted share of approximately $0.21 to $0.26. This guidance is based upon an anticipated comparable sales range of negative 2% to 0% for the third quarter of fiscal 2016. The Company currently intends to open approximately 29 new stores in fiscal 2016, including up to 6 stores in Canada and 7 stores in Europe.

A conference call will be held today to discuss second quarter fiscal 2016 results and will be webcast at 5:00 p.m. ET on http://ir.zumiez.com. Participants may also dial (574) 990-9934 followed by the conference identification code of 66794557.

About Zumiez Inc.

Zumiez is a leading specialty retailer of apparel, footwear, accessories and hardgoods for young men and women who want to express their individuality through the fashion, music, art and culture of action sports, streetwear, and other unique lifestyles. As of August 27, 2016 we operated 674 stores, including 605 in the United States, 44 in Canada, and 25 in Europe. We operate under the name Zumiez and Blue Tomato. Additionally, we operate ecommerce web sites at www.zumiez.com and www.blue-tomato.com.

Safe Harbor Statement

Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the Company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the Company's future financial performance, brand and product category diversity, ability to adjust product mix, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the Company's quarterly report on Form 10-Q for the quarter ended April 30, 2016 as filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                                 ZUMIEZ INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                  (In thousands, except per share amounts)
                                 (Unaudited)

                                         Three Months Ended
                         -------------------------------------------------
                           July 30,                 August 1,
                             2016     % of Sales       2015     % of Sales
                         -----------  ----------   -----------  ----------
Net sales                $   178,272       100.0%  $   179,819       100.0%
Cost of goods sold           123,428        69.2%      122,046        67.9%
                         -----------  ----------   -----------  ----------
Gross profit                  54,844        30.8%       57,773        32.1%

Selling, general and
 administrative expenses      55,980        31.5%       52,461        29.2%
                         -----------  ----------   -----------  ----------
Operating (loss) profit       (1,136)       (0.7%)       5,312         2.9%

Interest income, net              28         0.0%          150         0.1%
Other expense, net              (256)       (0.1%)        (271)       (0.2%)
                         -----------  ----------   -----------  ----------
(Loss) earnings before
 income taxes                 (1,364)       (0.8%)       5,191         2.8%

(Benefit) provision for
 income taxes                   (526)       (0.3%)       1,978         1.1%
                         -----------  ----------   -----------  ----------

Net (loss) income        $      (838)       (0.5%) $     3,213         1.7%
                         ===========  ==========   ===========  ==========

Basic (loss) earnings
 per share               $     (0.03)              $      0.11
                         ===========               ===========

Diluted (loss) earnings
 per share               $     (0.03)              $      0.11
                         ===========               ===========

Weighted average shares
 used in computation of
 (loss) earnings per
 share:
  Basic                       24,712                    28,311

  Diluted                     24,712                    28,439

                                 ZUMIEZ INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                  (In thousands, except per share amounts)
                                 (Unaudited)

                                           Six Months Ended
                          -------------------------------------------------
                            July 30,                 August 1,
                              2016     % of Sales       2015     % of Sales
                          -----------  ----------   -----------  ----------
Net sales                 $   351,243       100.0%  $   357,429       100.0%
Cost of goods sold            246,440        70.2%      243,121        68.0%
                          -----------  ----------   -----------  ----------
Gross profit                  104,803        29.8%      114,308        32.0%

Selling, general and
 administrative expenses      109,879        31.2%      104,870        29.3%
                          -----------  ----------   -----------  ----------
Operating (loss) profit        (5,076)       (1.4%)       9,438         2.7%

Interest income, net               59         0.0%          355         0.1%
Other income (expense),
 net                              242         0.1%         (156)        0.0%
                          -----------  ----------   -----------  ----------
(Loss) earnings before
 income taxes                  (4,775)       (1.3%)       9,637         2.8%

(Benefit) provision for
 income taxes                  (1,800)       (0.5%)       3,654         1.0%
                          -----------  ----------   -----------  ----------

Net (loss) income         $    (2,975)       (0.8%) $     5,983         1.8%
                          ===========  ==========   ===========  ==========

Basic (loss) earnings per
 share                    $     (0.12)              $      0.21
                          ===========               ===========

Diluted (loss) earnings
 per share                $     (0.12)              $      0.21
                          ===========               ===========

Weighted average shares
 used in computation of
 (loss) earnings per
 share:
  Basic                        24,957                    28,726

  Diluted                      24,957                    28,932

                                 ZUMIEZ INC.
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                               (In thousands)

                                        July 30,   January 30,   August 1,
                                          2016         2016         2015
                                      -----------  -----------  -----------
                Assets                (Unaudited)               (Unaudited)
Current assets
Cash and cash equivalents             $    19,600  $    43,163  $    22,166
Marketable securities                      32,740       32,391       58,624
Receivables                                14,576       12,840       15,656
Inventories                               131,823       98,299      122,140
Prepaid expenses and other current
 assets                                    13,990       12,204       13,189
                                      -----------  -----------  -----------
  Total current assets                    212,729      198,897      231,775

Fixed assets, net                         136,505      137,233      141,994
Goodwill                                   55,082       54,245       54,547
Intangible assets, net                     12,005       11,766       11,863
Deferred tax assets, net                    8,332        4,634        4,713
Other long-term assets                      7,908        7,920        8,124
                                      -----------  -----------  -----------
  Total long-term assets                  219,832      215,798      221,241

  Total assets                        $   432,561  $   414,695  $   453,016
                                      ===========  ===========  ===========

 Liabilities and Shareholders' Equity
Current liabilities
Trade accounts payable                $    60,044  $    21,919  $    46,715
Accrued payroll and payroll taxes          12,754       12,466       11,391
Income taxes payable                          507        4,066        1,192
Deferred rent and tenant allowances         8,384        8,116        7,796
Other liabilities                          22,089       22,575       31,577
                                      -----------  -----------  -----------
  Total current liabilities               103,778       69,142       98,671

Long-term deferred rent and tenant
 allowances                                43,721       43,779       44,704
Other long-term liabilities                 4,815        4,817        4,523
                                      -----------  -----------  -----------
  Total long-term liabilities              48,536       48,596       49,227

                                      -----------  -----------  -----------
  Total liabilities                       152,314      117,738      147,898
                                      -----------  -----------  -----------

Shareholders' equity
Preferred stock, no par value, 20,000
 shares authorized; none issued and
 outstanding                                    -            -            -
Common stock, no par value, 50,000
 shares authorized; 24,931 shares
 issued and outstanding at July 30,
 2016, 25,708 shares issued and
 outstanding at January 30, 2016 and
 and 27,377 shares issued and
 outstanding at August 1, 2015            137,102      135,013      132,379
Accumulated other comprehensive loss      (12,802)     (15,247)     (14,002)
Retained earnings                         155,947      177,191      186,741
                                      -----------  -----------  -----------
  Total shareholders' equity              280,247      296,957      305,118
                                      -----------  -----------  -----------

  Total liabilities and shareholders'
   equity                             $   432,561  $   414,695  $   453,016
                                      ===========  ===========  ===========

                                 ZUMIEZ INC.
               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (In thousands)
                                 (Unadited)

                                                       Six Months Ended
                                                   ------------------------
                                                     July 30,    August 1,
                                                       2016         2015
                                                   -----------  -----------
Cash flows from operating activities:
Net (loss) income                                  $    (2,975) $     5,983
Adjustments to reconcile net (loss) income to net
 cash provided by operating activities:
Depreciation, amortization and accretion                14,336       15,644
Deferred taxes                                          (3,713)      (2,703)
Stock-based compensation expense                         2,221        2,710
Excess tax benefit from stock-based compensation             -         (713)
Other                                                       95          626
  Changes in operating assets and liabilities:
    Receivables                                           (842)      (3,377)
    Inventories                                        (32,766)     (28,990)
    Prepaid expenses and other current assets           (2,690)      (1,306)
    Trade accounts payable                              38,181       15,684
    Accrued payroll and payroll taxes                      225       (1,613)
    Income taxes payable                                (4,804)      (2,996)
    Deferred rent and tenant allowances                    (12)       2,976
    Other liabilities                                     (813)        (948)
                                                   -----------  -----------
Net cash provided by operating activities                6,443          977
                                                   -----------  -----------

Cash flows from investing activities:
Additions to fixed assets                              (11,895)     (20,021)
Purchases of marketable securities and other
 investments                                           (28,353)     (38,238)
Sales and maturities of marketable securities and
 other investments                                      28,658      112,093
                                                   -----------  -----------
Net cash (used in) provided by investing
 activities                                            (11,590)      53,834
                                                   -----------  -----------

Cash flows from financing activities:
Proceeds from revolving credit facilities                    -       20,223
Payments on revolving credit facilities                      -      (15,617)
Repurchase of common stock                             (19,084)     (58,969)
Proceeds from exercise of stock-based awards, net
 of withholding tax                                        397          379
Excess tax benefit from stock-based compensation             -          713
                                                   -----------  -----------
Net cash used in financing activities                  (18,687)     (53,271)
                                                   -----------  -----------

Effect of exchange rate changes on cash and cash
 equivalents                                               271         (236)

Net (decrease) increase in cash and cash
 equivalents                                           (23,563)       1,304
  Cash and cash equivalents, beginning of period        43,163       20,862
                                                   -----------  -----------
  Cash and cash equivalents, end of period         $    19,600  $    22,166
                                                   ===========  ===========

  Supplemental disclosure on cash flow
   information:
  Cash paid during the period for income taxes     $     6,736  $    14,581
  Accrual for purchases of fixed assets                  1,835        3,107
  Accrual for repurchase of common stock                   254        1,981

Company Contact:
Darin White
Director of Finance & Investor Relations
Zumiez Inc.
(425) 551-1500, ext. 1337

Investor Contact:
ICR
Brendon Frey
(203) 682-8200